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                                                                    EXHIBIT 32.2

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. SECTION 1350

      Solely for the purposes of complying with 19 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Nicholas Financial, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ralph T. Finkenbrink
______________________________________
Ralph T. Finkenbrink
Chief Financial Officer
June 29, 2004